CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Form S-1/A Registration Statement of Kal Energy, Inc.(formerly Patriarch, Inc.) of our report dated July 27, 2007, on our audit of the consolidated financial statements of Kal Energy, Inc. as of May 31, 2007 and the related stockholders’ equity, consolidated results of their operations and cash flows for the period from inception (February 21, 2001) to May 31, 2007, and the reference to us under the caption “Experts”.

KABANI & COMPANY, INC.
Los Angeles, California

May 12, 2008